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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997, except note 10, as to which the date is November 5, 1997, in the Registration Statement (Form S-1) No. 333-38179, as amended, and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 2,012,500 shares of its Common Stock.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
November 14, 1997